Exhibit (q)(2)

Power of Attorney

The undersigned, Joon Hyuk Heo and Laurence R. Smith, Trustees and/or Officers of Mirae Asset Discovery Funds (the “Trust”), a registered investment company, hereby authorize Joon Hyuk Heo, Robert E. Shea, Joel Engle and Ioannis (John) Tzouganatos, or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated, the Registration Statement on Form N-1A filed for such registered investment company, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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SIGNATURE AND ACKNOWLEDGEMENT

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 17th day of April, 2020.

Signature	Title

/s/ Joon Hyuk Heo	President (Principal Executive Officer) and Trustee
Joon Hyuk Heo

/s/ Laurence R. Smith	Trustee
Laurence R. Smith

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